UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2020, the Board of Directors (the “Board”) of Wayside Technology Group, Inc., a Delaware corporation (the “Company”), approved and adopted, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) to modernize and update the Company’s bylaws to (a) conform to the Delaware General Corporation Law (the “DGCL”); (b) reflect recent developments in public company governance; (c) remove certain outdated provisions and eliminate redundancies; (d) clarify certain corporate procedures; and (e) conform language and style. The Amended and Restated Bylaws include amendments to:

●reflect that under the DGCL the Board has the power to call a special meeting of stockholders;
●clarify the procedures for stockholder meetings, including those held solely by means of remote communication;
●provide procedures for the calling of special meetings of stockholders upon the request of stockholders that in the aggregate satisfy the ownership requirements set forth in the Company’s Certificate of Incorporation;
●update the provisions governing the notice of stockholder meetings, including to permit electronic notice;
●reflect amendments to the DGCL that permit the use of blockchain ledgers and record keeping;
●provide that, in accordance with the DGCL, where a separate vote by a class or classes of stock is required with respect to a particular matter, the presence at the meeting, in person or by proxy, of the holders of record of a majority of the shares of such class or classes of stock then issued and outstanding and entitled to vote thereon shall be necessary and sufficient to constitute a quorum with respect to a vote on such matter;
●update, clarify and modernize the provisions governing who will serve as chair of a stockholder meeting and the powers of the chair of the meeting, including the power of the chair to adjourn the meeting;
●update, clarify and modernize the procedures governing voting by stockholders and the use of proxies;
●update and modernize the provisions governing inspectors of election;
●reflect that stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, need not comply with the advance notice provisions contained in the Company’s Certificate of Incorporation;
●update and modernize the provisions governing the setting of record dates;
●specify procedures for the stockholder action by written consent;
●update and modernize the procedures for meetings of the Board, including notice of the meetings;
●require that directors confirm any verbal resignation in writing or by electronic means;
●update and modernize provisions regarding the committees of the Board;
●update and modernize provisions regarding the officers of the Company;
●update and modernize the provisions governing the indemnification of officers and directors of the Company, which provide (i) that the Company is required to indemnify (and advance expenses to) directors and officers to the maximum extent permitted by  applicable law and (ii) that the Company may, with the approval of the Board, provide such indemnification and advance of expenses to any employee or agent of the Corporation;
●provide that unless the Company consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or these bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine;
●provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933; and
● make certain other updates, clarifications and ministerial and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

3.1	Amended and Restated Bylaws of Wayside Technology Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: August 6, 2020	By:	/s/ Michael Vesey
Michael Vesey, Vice President and Chief Financial Officer